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                                                                    EXHIBIT 23-A
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                      CONSENT OF INDEPENDENT ACCOUNTANTS
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We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated January 14, 1993, which appears on page 13 of the 1992 Annual Report to Stockholders of Hartmarx Corporation, which is incorporated by reference in Hartmarx Corporation's Annual Report on Form 10-K for the year ended November
30, 1992. We also consent to the use in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated January 12, 1994, except as to the Legal Proceedings Note which is as of February 4, 1994, relating to the financial statements of Hartmarx Corporation, which appears in such Prospectus. We also consent to the references to us under the headings "Experts" and "Selected Historical and Pro Forma Consolidated Financial Information" in such Prospectus. However, it should be noted that Price Waterhouse has not prepared or certified such "Selected Historical and Pro Forma Consolidated Financial Information."

/s/  Price Waterhouse

PRICE WATERHOUSE

Chicago, Illinois
February 23, 1994